NET Power Reports Second Quarter 2023 Results and Provides Business Update

•Completed business combination with Rice Acquisition Corp. II on June 8, 2023, raising over $670 million of gross proceeds and began trading on the NYSE under the ticker “NPWR”
•Danny Rice joined NET Power as its new Chief Executive Officer
•Established corporate strategy to align internal and external stakeholders with NET Power’s operational objectives through 2030
•Initiated Front-End Engineering and Design (FEED) for the Company’s first utility-scale project in West Texas

Durham, NC – NET Power Inc. (NYSE: NPWR) (“NET Power” or the “Company”) today reported results for the second quarter of 2023.

“Our first quarter as a public company is an important milestone for NET Power,” said Danny Rice, Chief Executive Officer of NET Power. “We’ve created an integrated corporate strategy that unites the technology, commercial and deployment goals to set the vision for where we intend to be by 2030. First, we will develop and prove the technology at utility scale. Second, we will build the commercial backlog of customers and plants. Finally, we will prepare the Company to enter manufacturing mode by the end of this decade. Thanks to the proceeds from the go-public transaction, we are well capitalized to achieve these goals and deliver the Energy Trifecta,” he added.

Business Update

NET Power is making significant progress in developing the Company’s first Texas-based project, now called Project Permian (formerly SN1), which is located on an Oxy-hosted site near Midland-Odessa, Texas. In April 2023, NET Power announced that Zachry Group has been selected as NET Power’s first licensed EPC partner and has commenced Front-End Engineering and Design (FEED) for Project Permian. In the second quarter of 2023, NET Power accelerated site origination work and applied for an interconnection with ERCOT. Lastly, NET Power and Oxy are currently finalizing Project Permian’s CO2 transportation and sequestration plan that leverages Oxy’s existing CO2 infrastructure with no new sequestration permits expected to be needed.

NET Power and Baker Hughes continue to advance design and development of the utility-scale combustor and turboexpander. Site preparation and modification work at NET Power’s La Porte demonstration plant has begun ahead of multiple planned equipment testing campaigns.

In May, NET Power and SK Group announced their intention to form a joint venture to originate and develop NET Power utility-scale plants in select Asian countries. This JV is expected to combine NET Power’s technology expertise with SK’s development capabilities and footprint to accelerate deployment of NET Power plants in the Asia-Pacific region. The companies endeavor to have terms of the joint venture finalized in 2023.

Financial Outlook

NET Power has a strong balance sheet, with approximately $649 million of cash and cash equivalents with no debt as of June 30, 2023. The Company has a fully diluted share count of 246 million shares, comprised of approximately 67 million shares of Class A Common Stock outstanding; approximately 143 million shares of Class A Common Stock issuable upon the exchange of Class B Common Stock; approximately 20 million shares of Class A Common Stock issuable upon the exercise of outstanding public and private warrants; approximately 2 million shares of Class A Common Stock issuable upon the exchange of Class B Common Stock subject to earn out or vesting requirements; and approximately 15 million shares of Class A Common Stock issuable upon the exchange of Class B Common Stock authorized for issuance pursuant to the Baker Hughes Joint Development Agreement.

Conference Call

NET Power will host a conference call to discuss second quarter 2023 financial results beginning at 8:30 AM ET on Monday, August 14. To access the live audio webcast of the conference call, please visit NET Power’s investor relations website at ir.netpower.com. To participate by phone, dial 877-407-8014 (domestic) or +1 201-689-8053 (international).

An archived webcast will be available following the call.

About NET Power

NET Power (NYSE: NPWR) is a clean energy technology company with a mission to globally deploy affordable and reliable zero-emissions energy solutions. The

Company licenses its proprietary NET Power Cycle, which transforms natural gas into low-cost, clean power that's available 24/7. Founded in 2010 and headquartered in Durham, North Carolina, NET Power is driving global adoption by partnering with power producers, technology providers, investors and other innovators to deliver utility-scale plants.

Cautionary Note Regarding Forward-Looking Statements and Projections

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements. Forward-looking statements may relate to the development of NET Power’s technology, the anticipated demand for NET Power’s technology and the markets in which NET Power operates, the timing of the deployment of plant deliveries, and NET Power’s business strategies, capital requirements, potential growth opportunities and expectations for future performance (financial or otherwise). Forward-looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which NET Power has no control. These factors, risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statement on Form S-1 filed with the SEC on July 7, 2023, its subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and NET Power assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. NET Power does not give any assurance that it will achieve its expectations.

Investor Relations Contact:
investors@netpower.com

NET Power Media Contact: Sam Fabens
netpower@voxglobal.com